
<ARTICLE> 7
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
CONSOLIDATED BALANCE SHEETS AND CONSOLIDATED STATEMENTS OF INCOME AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<DEBT-HELD-FOR-SALE>                         2,795,411
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,798,396
<MORTGAGE>                                      10,944
<REAL-ESTATE>                                    4,566
<TOTAL-INVEST>                               9,644,084<F1>
<CASH>                                         144,327
<RECOVER-REINSURE>                               1,599
<DEFERRED-ACQUISITION>                         137,549
<TOTAL-ASSETS>                              10,484,047<F2>
<POLICY-LOSSES>                              2,493,833<F2>
<UNEARNED-PREMIUMS>                            448,356
<POLICY-OTHER>                                  39,253<F3>
<POLICY-HOLDER-FUNDS>                           16,827
<NOTES-PAYABLE>                                473,849<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       340,438<F4>
<OTHER-SE>                                   4,927,645<F4>
<TOTAL-LIABILITY-AND-EQUITY>                10,484,047
<PREMIUMS>                                     792,991
<INVESTMENT-INCOME>                            181,386
<INVESTMENT-GAINS>                              52,763
<OTHER-INCOME>                                   3,991
<BENEFITS>                                     591,339
<UNDERWRITING-AMORTIZATION>                    165,756<F5>
<UNDERWRITING-OTHER>                            84,790<F5>
<INCOME-PRETAX>                                189,246
<INCOME-TAX>                                    46,218
<INCOME-CONTINUING>                            143,028
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   143,028
<EPS-PRIMARY>                                      .86
<EPS-DILUTED>                                      .84
<RESERVE-OPEN>                               1,776,648<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,846,001<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed Maturities, Equity Securities and other Invested
Assets

<F2>Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the
Life Company liability for Supplementary Contracts without Life Contingencies of $3,632 which is classified as Other Policyholder Funds

<F3>Equals the sum of Notes Payable, the 5.5% Convertible Senior Debenture and
the 6.9% Senior Debenture

<F4>Equals the Total Shareholders' Equity

<F5>Equals the Sum of Commissions, Other Operating Expenses, Taxes and
licenses and Fees, Increase in deferred acquisition costs, Interest expense and other expenses

<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1997

<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of June 30, 1998

